SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of

April 23, 2021 (April 21, 2021)
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    As previously announced, on April 21, 2021 in conjunction with the 2021 Annual Meeting of Shareholders of Synovus Financial Corp. (the “Company”) , Kevin S. Blair succeeded Kessel D. Stelling as Chief Executive and President of the Company, with Mr. Stelling moving into the role of Executive Chairman of the Company. As a part of this transition, the Company’s Board of Directors increased Mr. Blair’s base salary from $695,250 to $950,000, effective immediately.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2021 Annual Meeting of Shareholders was held on April 21, 2021. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The following 13 nominees named in the proxy statement for the Company’s 2021 Annual Meeting of Shareholders were elected by majority vote.

Nominee	Votes For	Vote Against	Abstentions
Tim E. Bentsen	112,318,894	592,543	134,634
Kevin Blair	112,656,377	257,808	131,886
F. Dixon Brooke, Jr.	112,328,659	582,631	134,781
Stephen T. Butler	111,891,497	1,023,797	130,777
Elizabeth W. Camp	109,928,382	2,991,775	125,914
Pedro Cherry	112,660,540	249,305	136,226
Diana M. Murphy	112,273,831	644,343	127,897
Harris Pastides	112,269,139	637,511	139,421
Joseph J. Prochaska, Jr.	112,092,462	820,721	132,888
John L. Stallworth	112,286,502	628,662	130,907
Kessel D. Stelling, Jr.	111,914,736	1,001,002	130,333
Barry L. Storey	111,943,905	971,010	131,156
Teresa White	112,428,443	486,356	131,272

There were 20,963,786 broker non-votes for each director on this proposal.

Proposal 2

The Synovus Financial Corp. 2021 Employee Stock Purchase Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,518,482	440,595	86,994	20,963,786

Proposal 3

They Synovus Financial Corp. 2021 Director Stock Purchase Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,284,573	602,454	159,044	20,963,786

Proposal 4
The Synovus Financial Corp. 2021 Omnibus Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,425,769	3,338,120	282,182	20,963,786

Proposal 5

An advisory vote on the compensation of the Company’s named executive officers as determined by the Compensation Committee was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,008,470	2,753,200	284,401	20,963,786

Proposal 6

The appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ended December 31, 2021 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,461,737	2,391,011	157,109	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: April 23, 2021	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel